Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-266414) of Natuzzi SpA of our report dated April 30, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SpA
Bari, Italy
April 30, 2025